Exhibit 2

                           FORM OF EXCHANGE AGREEMENT


        EXCHANGE AGREEMENT, dated this __ day of July, 2007, among Paul Revere, LLC, a Delaware limited liability company ("REVERE"), those shareholders of R&R Capital Group, Inc., a Delaware corporation ("RRCG") as are set forth on EXHIBIT A hereto (each a "RRCG SHAREHOLDER" and collectively the "RRCG SHAREHOLDERS"), and those holders of (a) Senior Convertible Debentures (the "DEBENTURES") issued by Rodman & Renshaw Holding, LLC, a Delaware limited liability company ("HOLDING") and (b) warrants (the "WARRANTS") to purchase shares representing membership interests of Holding ("HOLDING SHARES"), as are set forth on Exhibit B hereto (each a "DEBENTUREHOLDER" and collectively the "DEBENTUREHOLDERS" and together with Revere and the RRCG Shareholders, hereinafter individually referred to as an "EXCHANGER" and collectively referred to as the "EXCHANGERS"), on the one hand, and Enthrust Financial Services, Inc. a Delaware corporation (the "COMPANY"), on the other hand.

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Revere and RRCG own all of the issued and outstanding shares of Holding; and

        WHEREAS, Revere owns 6,860,000 shares of Holding (the "REVERE HOLDING SHARES"); and

        WHEREAS, RRCG owns 2,940,000 shares of Holding (the "RRCG HOLDING SHARES") and owns 25.5% of the membership interests of RRPR, LLC (the "RRCG LLC INTERESTS"); and

        WHEREAS, each RRCG Shareholder owns that number of shares of the common stock of RRCG (the "RRCG COMMON STOCK") as is set forth next to its name on EXHIBIT A; and the RRCG Shareholders collectively own all of the issued and outstanding shares of the capital stock of RRCG; and

        WHEREAS, each Debentureholder owns that principal amount of Debentures and that number of Warrants as is set forth next to its name on EXHIBIT B; and

        WHEREAS, subject to the terms and conditions set forth herein, Revere has agreed to exchange its Revere Holding Shares, each RRCG Shareholder has agreed to exchange its shares of RRCG Common Stock and each Debentureholder has agreed to exchange its Debentures, in each case for shares of the Company's common stock, par value $.001 per share (the "COMPANY COMMON STOCK"); and

        WHEREAS, subject to the terms and conditions set forth herein, each Debentureholder has agreed to exchange its Warrants for (a) shares of Company Common Stock, and (b) warrants to purchase shares of Company Common Stock, which warrants shall be identical in all respects to the Warrants, except that the exercise price per share of Company Common Stock shall be $7.00 ("COMPANY WARRANTS").

        NOW, THEREFORE, in consideration of the mutual premises set forth above, the representations set forth below and other good and valuable consideration, the parties hereto agree as follows:

1.      EXCHANGE.

        (a)     Simultaneously herewith:

                (i) Revere is transferring the Revere Holding Shares to the Company in exchange for 12,711,683 shares of Company Common Stock;

                (ii) each RRCG Shareholder is transferring its shares of RRCG Common Stock to the Company in exchange for that number of shares of Company Common Stock as is set forth next to its name on EXHIBIT A; and

                (iii) each Debentureholder is transferring its Debentures to the Company in exchange for that number of shares of Company Common Stock as is set forth next to its name on Exhibit B: and

                (iv) each Debentureholder is transferring its Warrants to the Company in exchange for (A) that number of shares of Company Common Stock and (B) that number of Company Warrants, in each case, as is set forth next to its name on EXHIBIT B hereto.

        (b) The parties intend that the transactions contemplated hereby (collectively referred to as the "REORGANIZATION") shall occur more or less simultaneously and shall constitute one single transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE") and any corresponding provisions under state and local laws. Each party hereto agrees to take such action and file such forms, returns and statements as may be required under such section and the income tax regulations promulgated thereunder.

        (c)     Giving  effect  to  the   transactions   contemplated   by  this
Agreement, immediately following the Reorganization, the outstanding share capitalization of the Company shall be as follows:

                   Holder               Shares of Common Stock     % of Shares
        ----------------------------- -------------------------- ---------------

        Current Stockholders of the
          Company                                350,627               1.40%

        Revere                                12,711,683              50.85%

        Current RRCG Shareholders              5,967,591              23.87%

        Current Debenture Holders              5,970,099              23.88%


        In addition there shall be outstanding (1) warrants to purchase 1,355,600 shares of Common Stock at an exercise price of $7.00 per share and (2) options to purchase 5,405,743 shares of Common Stock at an average weighted exercise price of $3.66 per share. No other equity securities, or rights to acquire equity securities of the Company shall be outstanding immediately following the Reorganization.

        (d)     In furtherance of the transactions set forth in Section 1(a):

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


                (i) Revere is hereby delivering to the Company evidence of ownership of the Holding Shares with transfer documentation, receipt of which is hereby acknowledged by the Company, against delivery to Revere of a copy of irrevocable instructions simultaneously given to Corporate Stock Transfer, Inc. (the "Transfer Agent"), which instructions direct the Transfer Agent to issue to Revere a certificate for 12,711,683 shares of Company Common Stock;

                (ii) each RRCG Shareholder is hereby delivering to the Company certificates (endorsed in blank) for the number of shares of RRCG Common Stock as is set forth next to its name on EXHIBIT A, receipt of which is hereby acknowledged by the Company, against delivery to such RRCG Shareholder of a copy of irrevocable instructions simultaneously given to the Transfer Agent, which instructions direct the Transfer Agent to issue to such RRCG Shareholder a certificate for that number of shares of Company Common Stock as is set forth next to its name on EXHIBIT A; and

                (iii) each Debentureholder is hereby delivering to the Company, Debentures (accompanied by an assignment thereof) in the principal amount as is set forth next to its name on EXHIBIT B, receipt of which is hereby acknowledged by the Company, against delivery to such Debentureholder of a copy of irrevocable instructions simultaneously given to the Transfer Agent, which instructions direct the Transfer Agent to issue to such Debentureholder a certificate for that number of shares of Company Common Stock as is set forth next to its name on EXHIBIT B; and

                (iv) each Debentureholder is hereby delivering to the Company, Warrants (accompanied by an assignment thereof) to purchase that number of Holding Shares as is set forth next to its name on EXHIBIT B, receipt of which is hereby acknowledged by the Company, against delivery to such Debentureholder of (A) a copy of irrevocable instructions simultaneously given to the Transfer Agent, which instructions direct the Transfer Agent to issue to such Debentureholder a certificate for that number of shares of Company Common Stock as is set forth next to its name on EXHIBIT B and (B) a Company Warrant to purchase that number of shares of Company Common Stock as is set forth next to its name on EXHIBIT B.

        (e) In connection with the execution of this Agreement by each Exchanger, the Company is delivering to each Exchanger:

                (i) a copy of certificate of the Secretary of State of the State of Delaware, dated no more than 10 days prior to the date hereof, certifying that the Company is validly existing and in good standing under the laws of the State of Delaware;

                (ii) an opinion of Sommer & Schneider LLP, special counsel to the Company, addressed to each Exchanger, in substantially the form annexed hereto as EXHIBIT C; and

                (iii) a copy of irrevocable instructions simultaneously given to the Transfer Agent, which instructions direct the Transfer Agent to issue to such Exchanger a certificate for that number of shares of Company Common Stock as is provided in Section 1(d)(i) hereof, or as is set forth next to its name on EXHIBIT A, or B, as the case may be.

        (f) In connection with the execution of this Agreement by the Company, Revere and the RRCG Shareholders are delivering to the Company a certificate of the Secretary of State of the State of Delaware, dated no more than 10 days prior to the date hereof, certifying that Holding is validly existing and in good standing under the laws of the State of Delaware.

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


        2.      REPRESENTATIONS AND WARRANTIES:

        (a) Revere hereby represents and warrants to the other Exchangers and the Company that Revere is the record and beneficial owner of the Revere
Holding Shares, free and clear of all liens, charges, pledges, security interests, or encumbrances of any kind or nature whatsoever ("LIENS").

        (b) Each RRCG Shareholder hereby represents and warrants to the other Exchangers and the Company that such RRCG Shareholder is the record and beneficial owner of the number of RRCG Common Stock as is set forth next to such RRCG Shareholder's name on EXHIBIT A, free and clear of all Liens and that the RRCG Shareholders collectively own all of the outstanding equity securities of RRCG.

        (c) Each Debentureholder hereby represents and warrants to the other Exchangers and the Company that such Debentureholder is the record and beneficial owner of (i) the principal amount of Debentures and (ii) the number of Warrants, as is set for next to such Debentureholder's name on EXHIBIT B, in each case, free and clear of all Liens.

        (d) The RRCG Shareholders hereby jointly and severally represent and warrant to the other Exchangers and the Company as follows:

                (i) RRCG is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                (ii) RRCG is the record and beneficial owner of both the RRCG Holding Shares and the RRCG LLC Interests, in each case free and clear of all Liens.

                (iii) Except as set forth on SCHEDULE 2(d), RRCG has no liabilities or obligations of any kind or nature whether absolute, accrued, contingent or otherwise.

                (iv) Except as set forth on SCHEDULE 2(d), RRCG has not conducted any active business.

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


        (e) Each Exchanger hereby represents and warrants to the other Exchangers and the Company as follows:

                (i) Such Exchanger is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. As to Exchangers that are entities, the execution, delivery and performance by such Exchanger of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Exchanger. This Agreement has been duly executed and delivered by such Exchanger, and constitutes the valid and legally binding obligation of such Exchanger, enforceable against it in accordance with its terms, except: (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                (ii) Such Exchanger understands that the shares of Company Common Stock and the Company Warrants to be received by such Exchanger ("SECURITIES") are "restricted securities" and have not been registered under the Securities Act, of 1933, as amended (the "SECURITIES ACT") or any applicable state securities law and that such Exchanger (1) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (2) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (3) has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Exchanger's right to sell the Securities pursuant a registration statement covering such securities or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Exchanger understands and agrees that the certificates representing the Securities will bear a legend in substantially the following form:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

                (iii)   Such   Exchanger   does  not  have  any   agreement   or
understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

                (iv) Such Exchanger is, either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the
Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Exchanger is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                (v) Such Exchanger, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Exchanger has reviewed the disclosures set forth in the Company Disclosure Schedules to this Agreement, and has had the opportunity to ask questions of the Company and receive answers thereto acceptable to it. Such Exchanger is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                (vi) Each Exchanger understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon, among other things, the truth and accuracy of, and such Exchanger's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Exchanger set forth herein in order to determine the availability of such exemptions and the eligibility of such Exchanger to acquire the Securities.

                (vii) Each Exchanger acknowledges and agrees that neither the Company nor any Exchanger has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

                (viii) No broker, finder, agent or similar intermediary has acted on such Exchanger's behalf in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder's fees or similar compensation in connection therewith based on any arrangement or agreement made by or on its behalf.

                (ix)    Such Exchanger is aware of the fact that:

                        (1) Holding was the owner of in excess of 80% of the outstanding shares of Company Common Stock immediately prior to the consummation of the transactions contemplated by this Agreement.

                        (2) Arnold Kling, the sole director of the Company, has in the past provided services to Holding for which he has been compensated by Holding.

                        (3) Morse, Zelnick, Rose and Lander, LLP ("MZRL"), legal counsel to Holding in connection with the transactions contemplated by this Agreement, has in the past provided legal counsel to the Company, although MZRL has not provided any legal services to the Company in connection with this Agreement or the transactions contemplated hereby.

                (x) Such Exchanger has been advised by the Company to seek independent legal and tax advice from such counsel as such Exchanger may, in its sole discretion, choose and such Exchanger has had the opportunity to so consult with counsel.

        (f) Revere and the RRCG Shareholders hereby, jointly and severally, represent and warrant to the Company that, subject to the disclosures and exceptions set forth under the

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


corresponding section of the disclosure schedules annexed hereto (the "HOLDING DISCLOSURE SCHEDULES"), which Holding Disclosure Schedules shall be deemed a part hereof:

                (i) All of the direct and indirect subsidiaries of Holding are set forth on SCHEDULE 2(f)(i) (individually a "SUBSIDIARY" and collectively the "SUBSIDIARIES"). Holding owns, directly or indirectly, the percentage of the capital stock or other equity interests of each Subsidiary as set forth on
SCHEDULE 2(f)(i) free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities of such Subsidiary.

                (ii) Holding and each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Holding nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, or formation, bylaws, operating agreement or other organizational or charter documents. Holding and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of this Agreement, or (2) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Holding and the Subsidiaries, taken as a whole, (any of (1) or (2) a " HOLDING MATERIAL ADVERSE EFFECT"). and, to the knowledge of Revere and the RRCG Shareholders, no action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (a "PROCEEDING") has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

                (iii) The consummation of the transactions contemplated hereby do not and will not: (1) conflict with or violate any provision of Holding's or any Subsidiary's certificate or articles of incorporation or formation, bylaws, operating agreement or other organizational or charter documents, or (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Holding or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Holding or Subsidiary debt or otherwise) or other understanding to which Holding or any Subsidiary is a party or by which any property or asset of Holding or any Subsidiary is bound or affected, or (3) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Holding or a Subsidiary is subject, or by which any property or asset of Holding or a Subsidiary is bound or affected; except in the case of each of clauses (2) and (3), such as could not have or reasonably be expected to result in a Holding Material Adverse Effect.

                (iv) Holding is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority ("GOVERNMENTAL ENTITY"), the NASD, or other person or entity in connection with the transactions contemplated by this Agreement except for the consent of the NASD which has been obtained prior to the date hereof.

                (v) The issued and outstanding capitalization of Holding immediately prior to the transactions contemplated by this Agreement is as set forth on SCHEDULE 2(f)(v). Except as set forth on SCHEDULE 2(f)(v) there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares or other equity interests in Holding or contracts, commitments, understandings or arrangements by which Holding or any Subsidiary is or may become bound to issue additional shares or other equity interests. All of the outstanding shares of Holding are validly issued, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

                (vi) The audited financial statements of Holding and its consolidated subsidiaries for the years ended December 31, 2006 and 2005, in the form previously delivered to the Company, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Holding and its consolidated subsidiaries, and Rodman & Renshaw, LLC, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements of Holding and its consolidated subsidiaries for the period ended March 31, 2007 in the form previously delivered to the Company do not reflect all adjustments required by GAAP. Subject to the foregoing, the unaudited statement of income fairly presents in all material respects the revenues of Holding and its consolidated subsidiaries during the period presented and the unaudited balance sheet fairly presents in all material respects the assets and liabilities of Holding and its consolidated subsidiaries as of the balance sheet date. Since December 31, 2006, except as specifically disclosed in SCHEDULE 2(f)(vi) (1) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Holding Material Adverse Effect, (2) neither Holding nor any of its Subsidiaries has incurred any liabilities (contingent or otherwise) other than (A) those incurred in the ordinary course of business consistent with past practice, (B) those incurred in connection with the transactions contemplated by this Agreement, and (C) liabilities not required to be reflected in Holding's financial statements pursuant to GAAP, and (3) Holding has not altered its method of accounting.

               (vii) There is no action,  suit,  inquiry,  notice of  violation, proceeding or investigation pending or, to the knowledge of Revere and the RRCG Shareholders, threatened against or affecting Holding, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (2) could, if there were an unfavorable decision, have or reasonably be expected to result in a Holding Material Adverse Effect. Neither Holding nor any Subsidiary is, or has been, the subject of any Action involving a claim of violation of, or liability under, federal or state securities laws. None of Holding's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with Holding or its Subsidiaries, and neither Holding nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer, to the knowledge of Revere and the

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


RRCG Shareholders, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Holding or any of its Subsidiaries to any liability with respect to any of the foregoing matters. No executive officer of Holding or any of its Subsidiaries has notified Holding or any of its Subsidiaries that such officer intends to leave or otherwise terminate such officer's employment with Holding or any of its Subsidiaries. Holding and its Subsidiaries are in compliance with all United States federal, state and local, and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Holding Material Adverse Effect. SCHEDULE 2(f)(vii) of the Holding Disclosure Schedules sets forth disclosures and exceptions to this SCHEDULE 2(f)(vii).

                (viii) Neither Holding nor any Subsidiary: (1) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Holding or any Subsidiary), nor has Holding or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (2) is in violation of any order of any court, arbitrator or governmental body, (3) is or has been, to the knowledge of Revere and the RRCG Shareholders, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, or (4) is or has been, to the knowledge of Revere and the RRCG Shareholders, in violation of any rule or regulation of the NASD; except, in each case, as could not reasonably be expected to have a Holding Material Adverse Effect.

                (ix) Holding and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Holding Material Adverse Effect ("MATERIAL HOLDING PERMITS"), and neither Holding nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Holding Permit.

                (x) Holding and each of its Subsidiaries has (1) timely filed all Tax Returns (as defined below) that are required to have been filed by them with all appropriate Taxing Authorities (as defined below), and all such returns are true and correct in all material respects, and (2) timely paid all Taxes (as defined below) shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). The Tax Returns of Holding and its Subsidiaries have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Holding or its Subsidiaries that are not adequately reserved for in accordance with GAAP. Holding and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

                (xi) Since December 31, 2006, the business of Holding and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been, to the knowledge of Revere and the RRCG Shareholders, any event, violation or other matter that could, individually or in the aggregate, reasonably be expected to have a Holding Material Adverse Effect.

                (xii) Neither Holding, nor any person or entity controlling Holding, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (xiii) Except for registration rights granted herein and to the Debentureholders, Holding has not granted any registration rights with respect to its securities.

                (xiv) None of the representations and warranties made by Revere and the RRCG Shareholders in this Section 2(f) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        (g) The Company hereby represents and warrants to the Exchangers that, subject to the disclosures and exceptions set forth under the corresponding section of the disclosure schedules annexed hereto (the "COMPANY DISCLOSURE SCHEDULES"), which Company Disclosure Schedules shall be deemed a part hereof:

                (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement (a "COMPANY MATERIAL ADVERSE EFFECT"); it being understood, however, that Company's continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Company Material Adverse Effect.

                (ii)    The Company has no subsidiaries.

                (iii) The Certificate of Incorporation and Bylaws of the Company as included in the Company's Current Report on form 8-K dated January 22, 2007 as Exhibit 3.1 and 3.2 are true and correct copies thereof. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

                (iv) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which there are 1,764,913 shares issued and outstanding as of the date hereof and 1,000,000 shares of Preferred Stock, $.001 par value, of which there were no shares issued and outstanding as of the date hereof. All outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, or any agreement to which the Company is a party or by which it is bound. As of the date hereof, the Company did not have any options or warrants to purchase common stock outstanding.

                (v) There are no securities exchangeable or convertible into any equity securities of the Company. There are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company.

                (vi) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except: (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law. The execution and delivery of this Agreement by the Company, does not, and the performance of this Agreement by the Company, will not (1) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (collectively, the "COMPANY CHARTER DOCUMENTS"), (2) subject to compliance with the requirements set forth in Section 2 (g) (vii) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, or by which its properties is bound or affected or (3) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, the Company's rights or alter the rights or obligations of any third party under, or to the Company's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company, or any of its properties are bound or affected.

                (vii) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, or other person or entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including under Regulation D) and (2) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

                (viii) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC"). All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto) are collectively referred to herein as the "COMPANY SEC REPORTS" and the Company has provided or made available to each Exchanger copies thereof and of all correspondence to or from the SEC with respect to the Company. As of their respective dates, the Company SEC Reports (1) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (ix) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), as of their respective dates, (1) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (2) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (3) fairly present in all material respects the financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company as of March 31, 2007 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, except liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Company Material Adverse Effect.

                (x) Except as disclosed in the Company SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Company Balance Sheet, the Company has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (1) any change that individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (2) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (3) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company; or (4) any change by the Company in accounting principles, practices or methods.

                (xi) The Company has (1) filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities, and all such returns are true and correct in all material respects, and (2) paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). The Tax Returns of the Company have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company that are not adequately reserved for in accordance with GAAP. The Company has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

                (xii) The Company has no patents, trademarks, licenses, sublicenses, or any agreement relating to the ownership or use of any intellectual property.

                (xiii) The Company is not in conflict with, or in default or violation of (1) any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (2) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Company Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted.

                (xiv) The Company holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of the Company except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (collectively, the "COMPANY PERMITS") and the Company is in compliance in all material respects with the terms of the Company Permits.

                (xv) There is no Action which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (2) could, if there were an unfavorable decision, have or reasonably be expected to result in a Company Material Adverse Effect. The Company is not, or has not been, the subject of any Action involving a claim of violation of, or liability under, federal or state securities laws. None of the Company's employees is a member of a union that relates to such employee's relationship with the Company, and the Company is not a party to a collective bargaining agreement. There are no employment agreements for executive officers or employees of the Company. No executive officer, to the knowledge of the Company, is in violation of any material term of any, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. No executive officer of the Company has notified the Company that such officer intends to leave or otherwise terminate such officer's employment with the Company. The Company is in compliance with all United States federal, state and local, and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                (xvi) The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                (xvii) The Company is not a party to any written or oral agreements except that the Company has entered into retainer and engagement agreements with its audit and legal professionals in the ordinary course of its business.

                (xviii) The shares of Company Common Stock issued by the Company pursuant to this Agreement have been duly authorized, validly issued, and are fully paid and nonassessable, free of all Liens and not subject to preemptive rights and, subject to the accuracy of the representations made by each Exchanger in Sections 2(e) (ii), 2(e) (iii) and 2(e) (iv) will be exempt from the registration requirements of the Securities Act and applicable blue sky laws.

                (xix) None of the representations and warranties made by the Company in this Section 2 (g) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                (xx) The consummation of the transactions set forth in Sections 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv) of this Agreement will constitute an exchange described in Section 351 of the Code, and as a result, except to the extent that the Company Warrants constitute "boot", none of the Exchangers will recognize gain or loss by reason of such transactions. Tax counsel to the Company has provided a legal opinion addressed to the Company, based in part upon certain representations made to such counsel by the Company, Revere and certain of the RRCG Shareholders and Debentureholders, with respect to the matter covered in the preceding sentence and a copy of such opinion has been made available to each Exchanger that has previously requested it. A copy of such opinion will be made available to any Exchanger that requests it after the date hereof.

        3. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement the following terms shall have the meanings indicated in this
Section 3.

                "TAXES" shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law), and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts.

                "TAXING AUTHORITY" shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                "TAX RETURNS" shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined above), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        4.      COVENANTS.

        (a) The Company shall promptly make all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K and information required by Rule 14f-1 under the Exchange Act.

        (b) Each outstanding option to purchase shares of Holding (each, a "HOLDING STOCK OPTION") under any option plan or otherwise, whether or not vested, is hereby assumed by the Company. Each Holding Stock Option so assumed by the Company under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the date hereof (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exerciseability on certain transactions), except that (i) each Holding Stock Option will become exercisable in accordance with its terms for that number of shares of Company Common Stock as is determined pursuant to SCHEDULE 4(b) hereof and (ii) the exercise price per share under the Holding Stock Option for the shares of Company Common Stock issuable upon exercise of such assumed Holding Stock Option shall be the exercise price per share as is determined pursuant to
SCHEDULE 4(b) hereof. Except as set forth on SCHEDULE 4(b), no vesting periods for Holding Stock Options will accelerate as a result of the transaction contemplated hereby. All references to Holding in the Holding Stock Options shall be deemed to refer to the Company and the Company shall assume all of Holding's obligations with respect to the Holding Stock Options as so amended.

        (c) The Board of Directors of the Company, in accordance with applicable law and the Company Charter Documents, shall immediately take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of the Company as of the close of business on the date hereof, to appoint Edward Rubin as a director of the Company.

        (d) The Board of Directors of the Company, in accordance with applicable law and the Company Charter Documents shall immediately take all necessary action to appoint the officers of Holding to similar offices of Company.

        (e) The Company shall include in the next registration statement that it files with the SEC on Form S-1 or similar form after the date hereof (the "REGISTRATION STATEMENT"), that includes the shares of Company Common Stock that have been issued to the Debentureholders hereunder, the shares of each of those current stockholders of the Company or their affiliates or lawful transferees whose names are set forth on EXHIBIT D hereto (the "COMPANY STOCKHOLDER SHARES"). If at any time following the date hereof, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a "SUBSEQUENT REGISTRATION STATEMENT"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), and the Shellco Stockholder Shares are not at such time covered by an effective registration statement permitting their resale, then the Company shall include in the Subsequent Registration Statement the Shellco Stockholder Shares. If the Subsequent Registration Statement is being filed pursuant to a third-party written agreement obligating the Company to file the same, the holders of the Shellco Stockholder Shares shall be entitled to receive all notices and documents sent by the Company to the third-party whose securities are being registered pursuant to such Subsequent Registration Agreement.

        5.      MISCELLANEOUS.

        (a)     The representations and warranties made by the Company in
Section 2(g) (xx) shall survive in perpetuity. All of the other representations and warranties of the parties set forth in this Agreement shall survive for a period of six (6) months following the date hereof. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, except as a result of a fraud perpetrated by such officer or director, no officer or director of the Company, or their respective successors, shall have any liability hereunder from and after the date hereof.

        (b) The Company will promptly pay the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants listed on SCHEDULE 5(b) hereto.

        (c) All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to the Company:

               Enthrust Financial Services, Inc.
               c/o Rodman & Renshaw, LLC
               1270 Avenue of the Americas, 16th Floor
               New York, NY 10020
               Attention: Thomas Pinou, Chief Financial Officer.
               Facsimile No.:  212-356-0532

If to Revere:

               Paul Revere, LLC
               c/o Rodman & Renshaw, LLC
               1270 Avenue of the Americas, 16th Floor
               New York, NY 10020
               Attention: Mr. Edward Rubin.
               Facsimile No.:  212-356-0537

If to an RRCG Shareholder:

               c/o John J. Borer, III
               377 Ravine Drive
               South Orange, NJ 07079
               Facsimile No.:  212-356-0536

If to a Debentureholder, at the address for notice set forth in the Securities Purchase Agreement dated March 1, 2007 between the Debentureholder and Holding.

In each case, with a copy to:

               Morse Zelnick Rose & Lander, LLP
               405 Park Avenue, Suite 1401
               New York, New York 10022
               Attention:  Kenneth S. Rose, Esq.
               Facsimile No.:  212-838-9190

        (d) Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

        (e) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement.

        (f) This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

        (g) No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        (h) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        (i) The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        (j) This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

        (k) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                             SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                    ENTHRUST FINANCIAL SERVICES, INC.

                                    By:
                                       -----------------------------------------
                                                  Name: Arnold Kling
                                                  Title: President

                                    PAUL REVERE, LLC

                                    By:
                                       -----------------------------------------
                                                  Name: Edward Rubin
                                                  Title: Authorized Member

                                    RRCG SHAREHOLDERS:


                                    --------------------------------------------
                                                  John J. Borer, III


                                    --------------------------------------------
                                                  Barry Bryant

                                    --------------------------------------------
                                                  John Gleason

                                    --------------------------------------------
                                                  Arthur Herbert

                                    --------------------------------------------
                                                  Lester Hochberg

                                    --------------------------------------------
                                                  Stefanie Deoleo

                                    --------------------------------------------
                                                  Katherine Hochberg

                                    --------------------------------------------
                                                  George Kowski

                                    --------------------------------------------
                                                  Timothy Papp

                                    --------------------------------------------
                                                  Thomas Pinou

                                                 DEBENTUREHOLDERS
                                                 ----------------

                                    VISIUM BALANCED OFFSHORE FUND, LTD

                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    VISIUM LONG BIAS FUND, LP


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    VISIUM LONG BIAS OFFSHORE FUND, LTD


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    VISIUM BALANCED FUND, LP


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    ATLAS MASTER FUND, LTD


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    --------------------------------------
                                    PETER KASH


                                    --------------------------------------
                                     DONNA KASH



                                    SUB TRUST F/B/O JOIA DABAH U/A/D 11/01/01


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    SUB TRUST F/B/O EVA DABAH U/A/D 11/01/01


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    SUN TRUST F/B/O CHANA DABAH U/A/D 11/01/01


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    SUB TRUST F/B/O MOSHE DABAH U/A/D 11/01/01


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    SUB TRUST F/B/O YAACOV DABAH, U/A/D 11/01/01

                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    --------------------------------------------
                                    YARON EITAN


                                    --------------------------------------------
                                    WINSTON J. CHURCHILL


                                    --------------------------------------------
                                    ELI GOROVICI


                                    --------------------------------------------
                                    THOMAS G. REBAR


                                    --------------------------------------------
                                    WAYNE B. WEISMAN


                                    EUROPA INTERNATIONAL, INC.


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    KNOLL CAPITAL FUND II MASTER FUND, LTD


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    BRISTOL INVESTMENT FUND, LTD.


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    TAJ VENTURES LLC

                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    --------------------------------------------
                                    EDWARD KOVALIK


                                    --------------------------------------------
                                    NOAM RUBINSTEIN


                                    --------------------------------------------
                                    MOSHE MANA


                                    --------------------------------------------
                                    DONALD G. SPRINGER


                                    FCC CUST. FBO JON BLOOM IRA # 4701-7196

                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    CRANSHIRE CAPITAL, LP


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    BB PRIVATE EQUITY N.V.


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    CAPE CAPITAL INVESTMENT MANAGEMENT LTD.


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    CAPE CAPITAL INVESTMENT MANAGEMENT LTD.


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    PROVIDENTIA HOLDINGS LIMITED


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    DAKOTA GROUP, LTD


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    HILLSWOOD HOLDINGS LIMITED

                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    BY PRIMARY MANAGEMENT LIMITED


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    TETLOE LIMITED


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    BIOVISION INC


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    ADVICORP PLC


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                  REPUBLIC NOMINEE LIMITED A/C 1955
                                  FOR AND ON BEHALF OF REPUBLIC NOMINEES LIMITED

                                  BY:
                                     -------------------------------------------
                                     NAME:
                                     TITLE:


                                  REPUBLIC NOMINEE LIMITED A/C 2548
                                  FOR AND ON BEHALF OF REPUBLIC NOMINEES LIMITED


                                  BY:
                                     -------------------------------------------
                                     NAME:
                                     TITLE:


                                  ----------------------------------------------
                                  SAM DRYDEN



                                  ----------------------------------------------
                                  JOHN BALDWIN


                                  ----------------------------------------------
                                  STUART BRISTER


                                  ----------------------------------------------
                                  HUGH D. EVANS


                                  ----------------------------------------------
                                  RICHARD GLASS


                                  ----------------------------------------------
                                  ERIC KATZ


                                  ----------------------------------------------
                                  WILLIAM H. KISSAM


                                  ----------------------------------------------
                                  GRANT KLETTER


                                  ----------------------------------------------
                                  JEFFREY W. LEIDERMAN


                                  ----------------------------------------------
                                  VICTORIA LEIDERMAN

                                    DANIEL S. LISHANSKY REVOCABLE LIVING TRUST


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:

                                    --------------------------------------------
                                    ALEXANDER S. LUDWIG


                                    --------------------------------------------
                                    JEFFREY B. MOGUL


                                    --------------------------------------------
                                    GERALD E. MORRIS

                                    --------------------------------------------
                                    JOHN PITTA


                                    --------------------------------------------
                                    PHILIP RAIBLE


                                    --------------------------------------------
                                    DEBORAH WOLFE


                                    --------------------------------------------
                                    JONATHAN STERN


                                    --------------------------------------------
                                    JACK LEVINS


                                    --------------------------------------------
                                    I. MICHAEL GOODMAN


                                    RPM 254 5TH AV MANAGING CO PENSION ACCOUNT


                                    BY:
                                       -----------------------------------------
                                       NAME:
                                       TITLE:


                                    --------------------------------------------
                                    KENNETH S. ROSE


                                    --------------------------------------------
                                    LINDA M. ROSE

                                    EXHIBIT A
                                    ---------

                                RRCG SHAREHOLDERS
                                -----------------

                             NUMBER OF RRCG SHARES        NUMBER OF SHARES TO BE
SHAREHOLDER                          OWNED                       RECEIVED
-----------                  ---------------------        ----------------------

John J. Borer, III                  599,755                      2,428,210
Barry Bryant                         73,607                        298,011
John Gleason                        133,989                        542,477
Arthur Herbert                       43,658                        176,756
Lester Hochberg                     268,526                      1,087,173
Stefanie Deoleo                      22,000                         89,071
Katherine Hochberg                   22,000                         89,071
George Kowski                       202,669                        820,542
Timothy Papp                          1,000                          4,049
Thomas Pinou                        106,759                        432,231

                                    EXHIBIT B
                                    ---------

                                DEBENTUREHOLDERS
                                ----------------

------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
                                                                                      SHARES ISSUED   SHARES ISSUED       NEW
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
                                                                                           FOR
                DEBENTURE HOLDER                  PRINCIPAL AMOUNT    # OF WARRANTS   DEBENTURES(1)    FOR WARRANTS      WARRANTS
                ----------------                  ----------------    -------------   -------------    ------------      --------
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------

------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
VISIUM BALANCED OFFSHORE FUND, LTD                  $1,336,958.00         47,749          360,993        38,096             90,619
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
VISIUM LONG BIAS FUND, LP                             $378,518.00         13,519          102,204        10,786             25,656
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
VISIUM LONG BIAS OFFSHORE FUND, LTD                 $1,212,638.00         43,309          327,425        34,553             82,193
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
VISIUM BALANCED FUND, LP                              $840,378.00         30,014          226,911        23,946             56,961
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
ATLAS MASTER FUND, LTD                                $231,511.00          8,268           62,510         6,597             15,692
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
PETER & DONNA KASH JTWROS                             $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SUB TRUST F/B/O JOIA DABAH U/A/D 11/01/01             $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SUB TRUST F/B/O EVA DABAH U/A/D 11/01/01               $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SUN TRUST F/B/O CHANA DABAH U/A/D 11/01/01             $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SUB TRUST F/B/O MOSHE DABAH U/A/D 11/01/01             $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SUB TRUST F/B/O YAACOV DABAH, U/A/D 11/01/01           $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
YARON EITAN                                           $425,000.00         15,179          114,755        12,110             28,806
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
WINSTON J. CHURCHILL                                  $425,000.00         15,179          114,755        12,110             28,806
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
ELI GOROVICI                                           $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
THOMAS G. REBAR                                        $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
WAYNE B. WEISMAN                                       $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
EUROPA INTERNATIONAL, INC.                            $750,000.00         26,786          202,507        21,371             50,835
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
KNOLL CAPITAL FUND II MASTER FUND, LTD                $750,000.00         26,786          202,507        21,371             50,835
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
BRISTOL INVESTMENT FUND, LTD.                       $1,950,000.00         69,643          526,521        55,564       1     32,171
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
TAJ VENTURES LLC                                      $150,000.00          5,357           40,502         4,274             10,167
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
EDWARD KOVALIK                                        $200,000.00          7,143           54,002         5,699             13,556
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
NOAM RUBINSTEIN                                       $200,000.00          7,143           54,002         5,699             13,556
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
MOSHE MANA                                            $500,000.00         17,857          135,005        14,247             33,890
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
DONALD G. SPRINGER                                     $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
FCC CUST. FBO JON BLOOM IRA # 4701-7196               $200,000.00          7,143           54,002         5,699             13,556
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
CRANSHIRE CAPITAL, LP                                 $750,001.00         26,786          202,507        21,371             50,835
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
BB PRIVATE EQUITY N.V.                              $2,500,000.00         89,286          675,027        71,236            169,450
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
CAPE CAPITAL INVESTMENT MANAGEMENT LTD.             $1,500,000.00         53,571          405,016        42,741            101,670
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
CAPE CAPITAL INVESTMENT MANAGEMENT LTD.               $500,000.00         17,857          135,005        14,247             33,890
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
PROVIDENTIA HOLDINGS LIMITED                          $150,000.00          5,357           40,502         4,274             10,167
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
DAKOTA GROUP, LTD                                     $150,000.00          5,357           40,502         4,274             10,167
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
HILLSWOOD HOLDINGS LIMITED
BY PRIMARY MANAGEMENT LIMITED                       $1,500,000.00         53,571          405,016        42,741            101,670
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
TETLOE LIMITED                                        $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
BIOVISION INC                                         $500,000.00         17,857          135,005        14,247             33,890
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
ADVICORP PLC                                          $500,000.00         17,857          135,005        14,247             33,890
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------

----------
(1) Includes interest on the principal amount through June 30, 2007.

------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
                                                                                      SHARES ISSUED   SHARES ISSUED       NEW
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
                                                                                           FOR
                DEBENTURE HOLDER                  PRINCIPAL AMOUNT    # OF WARRANTS   DEBENTURES(1)    FOR WARRANTS      WARRANTS
                ----------------                  ----------------    -------------   -------------    ------------      --------
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------

------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
REPUBLIC NOMINEE LIMITED A/C 1955
FOR AND ON BEHALF OF REPUBLIC NOMINEES LIMITED        $250,000.00          8,929           67,503         7,124             16,945
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
REPUBLIC NOMINEE LIMITED A/C 2548
FOR AND ON BEHALF OF REPUBLIC NOMINEES LIMITED         $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
SAM DRYDEN                                            $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JOHN BALDWIN                                           $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
STUART BRISTER                                        $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
HUGH D. EVANS                                          $25,000.00            893            6,750           712              1,694
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
RICHARD GLASS                                          $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
ERIC KATZ                                             $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
WILLIAM H. KISSAM                                     $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
GRANT KLETTER                                          $25,000.00            893            6,750           712              1,694
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JEFFREY W. LEIDERMAN
VICTORIA LEIDERMAN                                    $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
DANIEL S. LISHANSKY REVOCABLE LIVING TRUST             $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
ALEXANDER S. LUDWIG                                    $25,000.00            893            6,750           712              1,694
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JEFFREY B. MOGUL                                       $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
GERALD E. MORRIS                                      $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JOHN PITTA                                            $100,000.00          3,571           27,001         2,849              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
PHILIP RAIBLE AND DEBORAH WOLFE, JTWROS                $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JONATHAN STERN                                        $125,000.00          4,464           33,751         3,562              8,472
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
JACK LEVINS                                            $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
I. MICHAEL GOODMAN                                     $50,000.00          1,786           13,501         1,425              3,389
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
RPM 254 5TH AV MANAGING CO PENSION ACCOUNT            $100,000.00          3,571           27,001         2,848              6,778
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
KENNETH S. ROSE & LINDA M. ROSE, JTROS                 $49,996.00          1,786           13,498         1,424              3,391
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------
                                                   $20,000,000.00        714,286        5,400,215        569,884         1,355,600
------------------------------------------------ ------------------- --------------- --------------- ---------------   -------------

                                    EXHIBIT C
                                    ---------

                    FORM OF OPINION OF SOMMER & SCHNEIDER LLP
                    -----------------------------------------


        To those persons and entities set forth on Schedule 1 hereto:


        Ladies and Gentlemen:

        We have acted as counsel to Enthrust Financial Services, Inc., a Delaware corporation (the "Company") in connection with the execution and delivery of an Exchange Agreement, dated as of______________, 2007 (the "Agreement") by and between The Company and those persons and entities set forth on Schedule 1 hereto ("each an "Exchanger and
        collectively  the  "Exchangers")   and  the  transactions   contemplated
        thereby.

        This opinion is being furnished to you pursuant to Section ___ of the Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Agreement.

        In rendering this opinion, we have examined the following documents:

        (1)     the Agreement;

        (2)     Form of Stock  Purchase  Warrant,  dated  the date  hereof  (the
                "Warrant");

        (3) a certificate, dated ________, 2007 of the Secretary of State of the State of Delaware relating to the incorporation, legal existence and good standing of The Company in the State of Delaware;

        (4) Resolutions of the board of directors of the Company dated ___, 2007, certified by the Company's Secretary on ___, 2007; and

        (5) Certificate of the Company's Chief Executive Officer and Chief financial Officer amended hereto as Exhibit A.

        As to factual matters we have relied upon the representations of the Company set forth in the Agreement and assumed the truthfulness of the representations of the Exchangers set forth in the Agreement. We also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

        We are members of the Bar of the State of New York and are not expert in, and express no opinion regarding, the laws of any jurisdictions other than the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States of America. Accordingly, our opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and the federal laws of the United States, to the extent that such laws apply to the matters discussed herein, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

The documents referred to in clauses (1) through (2) above are sometimes hereinafter collectively called the "Operative Agreements".

        Based on the foregoing, we give you our opinion as follows:

        1. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The Company has the corporate power and corporate authority to enter into and perform each of the Operative Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Agreements.

        3. The Operative Agreements have been duly executed and delivered by the Company and constitute the legally valid and binding obligation of the Company, enforceable against it in accordance with the respective terms of such Operative Agreements; except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

        5. No consents, approvals or authorizations of, or notices to or filings with the shareholders of the Company or any governmental authority or agency are required on the part of the Company in connection with the execution and delivery by the Company of the Operative Agreements, except such filings that are necessary to give notice of or perfect exemptions from registration under the Securities Laws of the United States or the several states applicable to the Exchangers.

        6. The execution, delivery and performance by the Company of the Operative Agreements and the consummation by the Company of the transactions contemplated thereby, does not (i) violate or conflict with any provision of the Certificate of Incorporation or ByLaws of the Company, (ii) constitute a breach of, or result in a default under any agreement to which the Company is a party, known to us or (iii) violate any federal, state or local law, statute, rule or regulation that we have in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Operative Agreements.

        7. The authorized capital stock of the Company consists of _____________________shares of Common Stock ("Company Common Stock") of which
_______________shares are issued and outstanding. To our knowledge, there are no outstanding any options, warrants, rights (including conversion or preemptive rights), or agreements for the purchase or acquisition from the Company of any shares of capital stock of the Company.

        8. The shares of Company Common Stock to be issued pursuant to the Agreement, upon delivery to each Exchanger of certificates therefor against delivery by such Exchanger of the consideration therefor in accordance with the terms of the Agreement, and the shares of Company Common Stock issuable upon exercise of the Company Warrants when issued and paid for in accordance with the terms of the Company Warrants: (i) will be validly issued, fully paid and nonassessable and free of preemptive rights; and (ii) other than restrictions set forth in the Operative Agreements, will be free and clear of all liens, claims and encumbrances arising from actions of the Company.

        9. Assuming that the representations of the Exchangers contained in the Agreement are true, correct and complete, it is not necessary in connection with the offer, sale and delivery of the Company Common Stock and the Company Warrants to the Exchangers pursuant to the Agreement to register the issuance of such Company Common Stock and Company Warrants under Section 5 and 6 of the Securities Act of 1933, as amended.

        10. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or currently threatened against the Company wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

        We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. The opinions expressed herein are solely for the benefit of you in connection with the transactions contemplated by the Agreement and may not be used or relied upon in connection with any other matter or transaction or by any other person or entity.



                                        Very truly yours,

                                    EXHIBIT D
                                    ---------

                              COMPANY STOCKHOLDERS
                              --------------------

                                 Arnold P. Kling
                                 Kirk M. Warshaw
                                 Thomas Pierson
                               Moyo Partners, LLC
                               MBA Investors, Ltd.